NMBT CORP

                                 55 Main Street

                      New Milford, Connecticut, 06776-2400

         THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints JAY C. LENT, and DEBORAH L. FISH, or either of them, the true and lawful attorneys for the undersigned, with power of substitution to each, to vote all the shares of stock of NMBT CORP (the "Company") standing in the name of the undersigned on the books of the Company as of the Record Date, January 24, 2000, at the Special Meeting of the Stockholders to be held at Candlewood Valley Country Club, New Milford,
Connecticut, on Tuesday, March 7, 2000 at 10:00 a.m., or at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, in respect to the following matters as more fully described in the accompanying Prospectus to Stockholders.

     This proxy will be voted as directed by the stockholder on the reverse side of this proxy card.

     UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY WRITTEN NOTICE TO THE COMPANY, OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE ANNUAL MEETING.

                                                                See Reverse Side

/ /  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                                                                            XXXX


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      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS 1 AND 2.
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                                               FOR     AGAINST   ABSTAIN

1.  To approve and adopt the Agreement         / /       / /       / /
    and Plan of Merger, dated October 3,
    1999, between Summit Bancorp. and
    NMBT Corp. and the transactions
    contemplated thereby, including the
    merger of NMBT Corp. with and into
    Summit Bancorp.

2.  To approve an adjournment of the          / /       / /       / /
    Special Meeting in advance of voting
    on the Merger Agreement in the event
    there are not sufficient votes to
    constitute a quorum or to approve
    the Merger Agreement at the
    scheduled time, in order to permit
    further solicitation of proxies.

3.  To transact such other business as
    may properly be brought before the
    Special Meeting or any adjournments
    thereof.



Please check here if you plan on              / /
attending the special meeting.

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Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one name is shown, including the case of joint tenants, each party should sign. Proxies executed by a corporation or partnership should be signed in the corporate or partnership name by a duly authorized officer or partner.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.





                                                                            2000
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(Signature)                                           (title)               Date


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(Signature if held jointly)